                                                                 EXHIBIT 2.4
                       UNITED STATES BANKRUPTCY COURT
                        EASTERN DISTRICT OF MISSOURI
                              EASTERN DIVISION

In re:                                )   Case No. 02-53005-172
                                      )
                                      )   (Jointly Administered)
PRESIDENT CASINOS, INC., et al.,      )
                                      ) Chapter 11 Proceedings before
         Debtors.                     )   the Honorable James J. Barta
                                      )
PRESIDENT RIVERBOAT CASINO-           )
MISSOURI, INC.                        )
                                      )
                                      )
                                      )

               MODIFICATIONS TO FIRST AMENDED JOINTLY PROPOSED
                PLAN OF REORGANIZATION OF PRESIDENT RIVERBOAT
                  CASINO-MISSOURI, INC., DATED JUNE 23, 2005
                  ------------------------------------------

  COMES NOW President Riverboat Casino-Missouri, Inc. ("PRC-MO" or "Debtor"),

Debtor and Debtor in Possession in the above-captioned chapter 11 bankruptcy case (the "Chapter 11 Case"), the Official Committee of Unsecured Creditors

(the "Committee") and creditors SunAmerica Inc. and MacKay Shields LLC

(together with their successors and assigns, the "Proposing Creditors," and together with the Debtor and the Committee, the "Plan Proponents"), pursuant to the provisions of 11 U.S.C. Section 1127(a), and hereby modify the First

Amended Jointly Proposed Plan of Reorganization dated June 23, 2005, (the

"Plan") as follows:

  1. Section 6.13 of the Plan is hereby stricken in its entirety and the following inserted in lieu thereof: "6.13. No Recourse to Distribution Trustee, Disbursing Agent or
      Professionals. Notwithstanding that the Allowed amount of any particular Disputed Claim may be reconsidered under the applicable provisions of the Bankruptcy Code and Bankruptcy Rules or Allowed in an amount for which there is insufficient Cash in the Distribution Trust to provide a recovery equal to that received by other holders of Allowed Claims in the relevant Class, no such holder shall have recourse against the Distribution Trustee, Disbursing Agent or the Professionals, or their successors or assigns. Nothing in this Plan, however, shall modify any right of a holder of Claim under Section 502(j) of the Bankruptcy Code."

  2. Paragraph (b) of Section 9.1 of the Plan is hereby stricken in its
       90 entirety and the following inserted in lieu thereof:

      "(b) The Bankruptcy Court shall have entered the Confirmation Order."


  3. Paragraph (a) of Section 9.2 of the Plan is hereby stricken in its entirety and the following inserted in lieu thereof:

      "(a) The Bankruptcy Court shall have entered the Confirmation Order."

                                    Respectfully submitted,

                                    COUNSEL TO THE PLAN PROPONENTS

                                        /s/ Mark V. Bossi
                                    -------------------------------
                                    David A. Lander, Esq., #3635
                                    Mark V. Bossi, Esq., #2765
                                    Cheryl A. Kelly, Esq., #3539
                                    Brian W. Hockett, Esq., #498697
                                    THOMPSON COBURN LLP
                                    One U.S. Bank Plaza
                                    Suite 2600
                                    St. Louis, Missouri 63101
                                    Telephone No.:  314-552-6000
                                    Facsimile No.:  314-552-7000

                                    COUNSEL FOR THE DEBTORS

                                        /s/ David A. Warfield
                                    -------------------------------
                                    David A. Warfield, #4142
                                    BLACKWELL SANDERS PEPER MARTIN LLP
                                    720 Olive St., Suite 2400
                                    St. Louis, MO 63101
                                    Telephone No.:  314-345-6452
                                    Facsimile No.:  314-345-6060
                                    COUNSEL FOR THE PROPOSING CREDITORS

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